UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2012

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 26, 2012, the following proposals were submitted to a vote at our annual meeting of stockholders:

1.	a proposal to elect the following five persons as directors of our company for a one-year term, or until their successors are duly elected and qualified: Mark D. Fruehan, Richard M. Gozia, Patrick Gray, Osmo Hautanen and H. Clark Hickock; and

2.	a proposal to ratify the appointment of Gumbiner Savett, Inc., as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The proposals are more fully described in our proxy statement that was delivered to our stockholders entitled to notice of and to vote at our annual meeting of stockholders. A copy of the proxy statement was also filed with the SEC on June 12, 2012.

The results of the final voting on each proposal were as follows:

Proposal 1 - Election of directors: Our stockholders elected each of Mark D. Fruehan, Richard M. Gozia, Patrick Gray, Osmo Hautanen and H. Clark Hickock to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Votes cast were as follows:

Director	Votes For	Withheld	Broker Non-Votes
Mark D. Fruehan	7,982,435	18,741	10,025,313
Richard M. Gozia	7,982,485	18,691	10,025,313
Patrick Gray	7,982,485	18,691	10,025,313
Osmo Hautanen	7,982,485	18,691	10,025,313
H. Clark Hickock	7,982,485	18,691	10,025,313

Proposal 2 - Ratification of the appointment of Gumber Savett, Inc., to serve as our registered independent accounting firm: Our stockholders ratified the appointment of Gumber Savett, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
18,009,228	15,031	2,222	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Chief Financial Officer

Date: July 27, 2012